First Trust

All Holders Call Toll Free: (866) 203-9357

MR A SAMPLE
DESIGNATION (IF ANY)
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C 1234567890 J N T

Tax ID certification on file: <Certified Y/N>

TOTAL SHARES 12345678901234

Letter of Transmittal to Tender Shares of First Trust High Income Long/Short Fund

Pursuant to the Offer to Purchase dated June 14, 2017, First Trust High Income Long/Short Fund (the "Fund") has offered to purchase up to 15%, or 5,284,792 shares, of its shares. The offer expires at 5:00 p.m. New York City time on July 13, 2017, unless extended. See Instructions on the reverse side. I/we, the undersigned, hereby surrender to you for tendering the share(s) identified below. I/we hereby agree to the terms and conditions of the Offer to Purchase dated June 14, 2017 ("Offer to Purchase").

I/we hereby certify and warrant that: (i) I/we have received and read the Offer to Purchase; (ii) I/we have complied with all instructions on the reverse side of this Letter of Transmittal and the requirements of the Offer to Purchase; (iii) I/we have full authority to surrender these certificate(s) and give the instructions in this Letter of Transmittal; and (iv) the shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances.

If you would like to transfer ownership or request special mailing, please complete the specified portion on the reverse side of this Letter of Transmittal.

Breakdown of your holding at The Bank of New York Mellon:

Total Certificated Shares	Total Book-Entry Shares	Total Shares
1234567890123	1234567890123	1234567890123

1 Signature: This form must be signed by all of the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith. If this Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, agents, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Fund of their authority to so act, or in lieu of evidence guaranteed by an Eligible Institution. Additionally, if any of the tendered Shares are held of record by two or more joint holders, all such holders must sign this Letter of Transmittal.

X ______________________________
Signature of Shareholder Date Daytime Telephone #

X ______________________________
Signature of Shareholder Date Daytime Telephone #

PLACE AN [X] IN ONE TENDER BOX ONLY

See Instruction numbers 2 and 3 on the reverse side of this form.

2 ☐ Tender All

or

3 ☐ Partial Tender

							•						

WHOLE SHARES FRACTIONS

Please locate your original certificate(s) and send them along with the completed Letter of Transmittal.

☐ **CHECK HERE IF SHARE CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED. SEE INSTRUCTION 6.**

1 2 3 4 5 6 7 8 9 0 1 2 E X O T P D D F C 0 1

02MQOF

4 Special Transfer Instructions Please see Instruction number 4 below.		5 Special Mailing Instructions Please see Instruction number 5 below.
If you want your stock certificate(s) for Fund shares and/or check for cash to be issued in another name, fill in this section with the information for the new account/payee name.	**Signature Guarantee Medallion**	Fill in ONLY if you want your stock certificate(s) for Fund shares and/or check for cash to be mailed to someone other than the registered holder or to the registered holder at an address other than that shown on the front of this Letter of Transmittal.
Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)	Name (Please Print First, Middle & Last Name)
Address (Number and Street)	(Name of Guarantor - Please Print)	Address (Number and Street)
(City, State & Zip Code)	(Address of Guarantor Firm)	(City, State & Zip Code)
(Tax Identification or Social Security Number)		
(Signatures of Holder(s)		
(Signatures of Holder(s)		

INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

1 Sign, date and include your daytime telephone number in this Transmittal form in Box 1. After completing all other applicable sections, return this Letter of Transmittal and your stock certificates in the enclosed envelope. The method of delivery of any documents, including share certificates, is at the election and risk of the tendering shareholder. If documents are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested.

2 If you are tendering all your shares for cash, please check this box only.

3 If you are tendering some of your shares for cash, please check the box, indicate the number of shares you wish to tender and receive in cash.

4 If you want your certificate(s) for Fund shares and/or check for cash to be issued in another name, fill in Box 4. Signature(s) must be medallion guaranteed.

5 Complete Box 5 only if your certificate(s) for Fund shares and/or check for cash is to be delivered to a person other than the registered holder or to the registered holder at a different address.

6 ***Mutilated, Lost, Stolen or Destroyed Certificates.*** If any certificate representing Shares has been mutilated, lost, stolen or destroyed, the shareholder should promptly call the Depositary at (781) 575 2879 or (877) 373 6374. The shareholder will then be instructed by the Depositary as to the steps that must be taken to replace the certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed.

Form W-9: Under U.S. Federal Income Tax law, a shareholder is required to provide Computershare with such shareholder's correct Taxpayer Identification Number. If your Taxpayer Identification Number is not certified on our records, we have enclosed a Form W-9 for you to complete and return. **Failure to provide the information on the form may subject you to backup withholding on any reportable payment.** *If you are a foreign individual seeking to qualify as an exempt recipient from backup withholding, you must complete and submit the enclosed Form W-8BEN to Computershare.*

The Information Agent for the Offer is:

Georgeson

All Holders Call Toll Free: (866) 203-9357

The Depositary for the Offer is:

Computershare

By Fascimile Transmission
(For Eligible Institution Only)
(617) 360-6810

Confirm by Telephone:
(781) 575-2332

By First Class Mail:
Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions
P.O. Box 43011
Providence, RI 02940-3011

By Registered, Certified or Express Mail or Overnight Courier:
Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions
250 Royall Street, Suite V
Canton, MA 02021